UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
 _____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2015
_________________________
SEARS HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51217, 001-36693		20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois		60179
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.
On February 26, 2015, Sears Holdings Corporation (the “Company”) issued a press release regarding its fourth quarter 2014 and full year 2014 results. The press release is attached hereto as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 15, 2014, the Company, through Sears, Roebuck and Co., Sears Development Co., and Kmart Corporation (collectively, “Borrowers”), entities wholly-owned and controlled, directly or indirectly by the Company, entered into a $400 million secured short-term loan (the “Loan”) with JPP II, LLC and JPP, LLC (together, the “Lender”), entities affiliated with ESL Investments, Inc. (“Investments”). Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of Investments. As of January 31, 2015, Investments, Mr. Lampert and affiliated entities collectively owned approximately 49% of the Company’s outstanding common stock.
On February 25, 2015, Borrowers and the Lender entered into an amendment to the Loan (the “Amendment”), effective February 28, 2015, pursuant to which Borrowers agreed to repay $200 million of the outstanding principal amount of the Loan, together with all interest accrued thereon, on the original maturity date of the Loan. Subject to receipt of such payment, the Lender agreed to release, at Borrowers’ option, its first priority lien on 13 properties owned by Borrowers (the “Released Properties”), which represented approximately half of the value of the collateral under the Loan. The Amendment extends the maturity date of the Loan to the earlier of June 1, 2015 and the date of receipt by the Company of sale proceeds pursuant to a sale/leaseback or similar transaction involving the sale or other transfer by the Company of at least 200 Company properties to a newly formed real estate investment trust capitalized in part through a rights offering to the Company’s stockholders, which, as first disclosed in a Current Report on Form 8-K filed with the SEC on November 7, 2014, is under consideration by the Company. The Loan will continue to have an annual base interest rate of 5% on the principal amount outstanding. Except as described below, Borrowers are not required to pay any fee to the Lender in connection with the Amendment.
At any time prior to maturity of the Loan, Borrowers may make a one-time election to re-borrow up to $200 million from the Lender (the “Delayed Advance”), subject to certain conditions, including payment to the Lender of a fee equal to 0.25% of the principal amount of the Delayed Advance. In the event the Company elects to re-borrow the Delayed Advance, Borrowers would again grant a lien on the Released Properties to secure the Loan.
Except as expressly set forth in the Amendment, the original terms and obligations of the Loan remain in full force and effect. The above description of the Amendment is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Private Securities Litigation Reform Act of 1995 -
A Caution Concerning Forward-Looking Statements
This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Loan. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control, which may cause actual results to differ materially from those indicated in the forward-looking statements for a number of reasons, including without limitation, unanticipated events associated with the funding or pay back of the Loan. Additional information concerning other factors is contained in the Annual Report on Form 10-K of Sears Holdings Corporation for the fiscal year ended February 1, 2014, and subsequent Quarterly Reports on Form 10-Q. The Company undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Amendment to Loan Agreement, dated as of February 25, 2015, between Sears, Roebuck and Co., Sears Development Co., Kmart Corporation, JPP II, LLC and JPP, LLC.

Exhibit 99.1	Press release dated February 26, 2015, furnished pursuant to Item 2.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

By:	/s/ ROBERT A. RIECKER
Robert A. Riecker
Vice President, Controller and Chief Accounting Officer

Date: February 26, 2015

Exhibit Index

Exhibit 10.1	Amendment to Loan Agreement, dated as of February 25, 2015, between Sears, Roebuck and Co., Sears Development Co., Kmart Corporation, JPP II, LLC and JPP, LLC.

Exhibit 99.1	Press release dated February 26, 2015, furnished pursuant to Item 2.02.